POWER OF ATTORNEY

The person whose signature appears below hereby appoints Stephen M. Morain as his attorney-in-fact to sign and file on his behalf individually and in the capacity stated below such registration statements (including post-effective amendments, exhibits, applications and other documents) with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of Individual Flexible Premium Deferred Variable Annuity Contracts and Flexible Premium Variable Life Insurance Policies issued by Farm Bureau Life Insurance Company.

Signature	Title	Date
/s/ Eric K. Aamundstad	Director	2/25/06

/s/ Steve L. Baccus	Director	2/25/06

/s/ William C. Bruins	Director	2/28/06

/s/ Alan L. Foutz	Director	2/26/06

/s/ Philip A. Hemesath	Director	3/13/06

/s/ Craig D. Hill	Director	2/27/06

/s/ Leland J. Hogan	Director	3/12/06

/s/ Daniel L. Johnson	Director	2/27/06

/s/ G. Steven Kouplen	Director	3/01/06

/s/ Craig A. Lang	Director	2/27/06

/s/ David L. McClure	Director	2/25/06

/s/ Charles E. Norris	Director	3/15/05

/s/ Keith R. Olsen	Director	2/28/06

/s/ Kevin Paap	Director	2/27/06

/s/ Frank S. Priestly	Director	3/02/06

/s/ Kevin G. Rogers	Director	2/26/06

/s/ Philip Sundblad	Director	2/27/06

/s/ Scott VanderWal	Director	3/02/06

/s/ Michael White	Director	3/15/06